THIRD AMENDMENT
                     TO AMENDED AND RESTATED
                   LOAN AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is dated as of August 14, 1998, and entered into by and between BANKAMERICA BUSINESS CREDIT, INC. ("Lender") and LSB INDUSTRIES, INC. ("Borrower").

     WHEREAS, Lender and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 21, 1997 as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of March 12, 1998, and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 1998 (as so amended, the "Agreement");

     WHEREAS, two Events of Default have occurred under the Agreement;

     WHEREAS, the Borrower desires that the Lender waive the Events of Default and amend the Agreement in certain respects;
and

     WHEREAS, the Lender is willing to waive the Events of Default and amend the Agreement subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                            ARTICLE I

                           Definitions

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                            ARTICLE II

                            Amendments

     Section 2.01. Amendment to Section 3.1(a). Section 3.1(a) is hereby amended to read as follows:

          "3.1 Interest.

          (a) Interest Rates. All amounts charged as Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at the Applicable Interest Rate as described in Sections 3.1(a)(i) and (ii) but not to exceed the maximum rate permitted by applicable law. Subject to the provisions of Section 3.2, any of the Revolving Loans may be converted into, or continued as, Reference Rate Loans or Eurodollar Rate Loans in the manner provided in Section 3.2. If at any time Revolving Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the amounts charged as Revolving Loans shall bear interest at the following rates (the "Applicable Interest Rate"):

                    (i) For all amounts charged as Revolving Loans other than Eurodollar Rate Loans, including all Revolving
     Loans which are Reference Rate Loans, then at a fluctuating per annum rate equal to one-half percent (.50%) per annum
     (the "Reference Rate Margin") plus the Reference Rate; and

                    (ii) If the Revolving Loans are Eurodollar Rate Loans, then at a per annum rate equal to two and seven-eighths percent (2.875%) per annum (the "Eurodollar Margin") plus the Eurodollar Rate determined for the applicable
     Interest Period.

     Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. Except as otherwise provided herein, (1) interest accrued on each Eurodollar Rate Loan shall be payable in arrears on each Eurodollar Interest Payment Date applicable to such Eurodollar Rate Loan, and (2) interest accrued on the Reference Rate Loans will be payable in arrears on the first day of each month hereafter."

     Section 2.02. Amendment to Section 9.16. Section 9.16 of the Agreement is hereby amended to read in its entirety as follows:

        "9.16  LSB Adjusted Tangible Net Worth.  The LSB
     Adjusted Tangible Net Worth increased by an amount equal to the purchase price paid by Borrower for its treasury stock for purchases from January 1, 1998 through termination of this Agreement, which amount shall not exceed $6,000,000, will not be less than the following amounts at the end of each of the Fiscal Quarters during the following Fiscal
     Years:

     Fiscal Quarters in the
     Following Fiscal Years  1st Quarter  2nd Quarter 3rd Quarter 4th Quarter
     Fiscal Year Ending
     December 31, 1998                               $ 43,900,000  $42,900,000

     First Fiscal Quarter during
     Fiscal Year Ending December 31,
     1999                The LSB Adjusted Tangible Net Worth as
                         of December 31, 1998 less $4,500,000 and less all Dividends actually paid by LSB in cash from January 1, 1999 until the date of calculation.

     Second Fiscal Quarter during
     Fiscal Year Ending December 31,
     1999                The LSB Adjusted Tangible Net Worth as
                         of March 31, 1999 and less all Dividends
                         actually paid by LSB in cash from
                         January 1, 1999 until the date of
                         calculation.
     Third Fiscal Quarter during
     Fiscal Year Ending December 31,
     1999 and each Fiscal Quarter during
     each Fiscal Year ending thereafter:     The LSB Adjusted
                         Tangible Net Worth as of June 30, 1999
                         plus fifty percent (50%) of the profits
                         for each fiscal quarter thereafter, if
                         any, and less all Dividends actually
                         paid by LSB in cash from January 1, 1999
                         until the date of calculation."

     Section 2.03. Amendment to Section 9.17. Section 9.17 of the Agreement is hereby amended to read in its entirety as follows:

            "9.17     LSB Debt Ratio.  The ratio of Debt of the LSB
     Consolidated Borrowing Group to the LSB Adjusted Tangible
     Net Worth increased by an amount equal to the purchase price paid by Borrower for its treasury stock for purchases from
     January 1, 1998 through termination of this Agreement, which amount shall not exceed $6,000,000, will not be greater than the following ratios at the end of each of the Fiscal
     Quarters during the following Fiscal Years:

     Fiscal Quarters in the
     Following Fiscal Years   1st Quarter 2nd Quarter 3rd Quarter 4th Quarter
     Fiscal Year Ending
     December 31, 1998                                3.75 to 1    3.75 to 1

     Fiscal Year Ending
     December 31, 1999        3.75 to 1   3.75 to 1   3.75 to 1    3.75 to 1

     Each Fiscal Quarter during
     each Fiscal Year ending thereafter:     3.75 to 1."

                           ARTICLE III

                             Waivers

     Section 3.01.  Waiver of Events of Default.

          (a)  The Lender hereby waives the following Events of
Default: (i) the LSB Borrowing Group's Adjusted Tangible Net Worth for the Fiscal Quarter ending June 30, 1998 was less than $45,000,000, in breach of Section 9.16 of the Loan Agreement; and
(ii) the LSB Borrowing Group's Debt Ratio for the Fiscal Quarter ending June 30, 1998 was greater than 3.70 to 1.0, in breach of
Section 9.17 of the Loan Agreement.

          (b) The foregoing waiver is only applicable to and shall only be effective to the extent described above. The waiver is limited to the facts and circumstances referred to herein and shall not operate as (i) a waiver of or consent to non-compliance with any other section or provision of the Loan Agreement, (ii) a waiver of any right, power, or remedy of the Lender under the Loan Agreement (except as provided herein), or
(iii) a waiver of any other Event of Default or Event which may exist under the Loan Agreement.

                           ARTICLE IV

         Ratifications, Representations and Warranties

     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender and Borrower agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

     Section 4.02. Representations and Warranties. Borrower hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan, amendment or security documents to which Borrower is or is to be a party hereunder (hereinafter referred to collectively as the "Loan Documents") executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

                            ARTICLE V

                       Conditions Precedent

     Section 5.01.  Conditions.  The effectiveness of this
Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

               (a) Lender shall have received all of the following, each dated (unless otherwise indicated) as of the date of this Amendment, in form and substance satisfactory to Lender in its sole discretion:

                     (i) Company Certificate. A certificate executed by the Secretary or Assistant Secretary of Borrower certifying (A) that Borrower's Board of Directors has met and adopted, approved, consented to and ratified the resolutions attached thereto which authorize the execution, delivery and performance by Borrower of the Amendment and the Loan Documents, (B) the names of the officers of Borrower authorized to sign this Amendment and each of the Loan Documents to which Borrower is to be a party hereunder, (C) the specimen signatures of such officers, and (D) that neither the Articles of Incorporation nor Bylaws of Borrower have been amended since the date of the Agreement;

                     (ii) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial condition, profits or prospects of Borrower, or in the Collateral since May 31, 1998, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect;

                     (iii) Other Documents. Borrower shall have executed and delivered such other documents and instruments as well as required record searches as Lender may require.

               (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

                            ARTICLE VI

                          Miscellaneous

     Section 6.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

     Section 6.02. Reference to Agreement. The Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 6.03. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 6.04. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF OKLAHOMA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     Section 6.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign any or all of its rights or obligations hereunder without the prior consent of Borrower.

     Section 6.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 6.07. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Amendment, the Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Amendment, the Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.08.  Headings.  The headings, captions and
arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 6.09. Releases. As a material inducement to Lender to enter into this Amendment, Borrower hereby represents and warrants that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the other obligations created or evidenced by the Agreement or the other Loan Documents. Borrower hereby releases, acquits, and forever discharges Lender, and its successors, assigns, and predecessors in interest, their parents, subsidiaries and affiliated organizations, and the officers, employees, attorneys, and agents of each of the foregoing (all of whom are herein jointly and severally referred to as the "Released Parties") from any and all liability, damages, losses, obligations, costs, expenses, suits, claims, demands, causes of action for damages or any other relief, whether or not now known or suspected, of any kind, nature, or character, at law or in equity, which Borrower now has or may have ever had against any of the Released Parties, including, but not limited to, those relating to (a) usury or penalties or damages therefor, (b) allegations that a partnership existed between Borrower and the Released Parties, (c) allegations of unconscionable acts, deceptive trade practices, lack of good faith or fair dealing, lack of commercial reasonableness or special relationships, such as fiduciary, trust or confidential relationships, (d) allegations of dominion, control, alter ego, instrumentality, fraud, misrepresentation, duress, coercion, undue influence, interference or negligence, (e) allegations of tortious interference with present or prospective business relationships or of antitrust, or

(f) slander, libel or damage to reputation, (hereinafter being collectively referred to as the "Claims"), all of which Claims are hereby waived.

     Section 6.10. Expenses of Lender. Borrower agrees to pay on demand (i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

     Section 6.11. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                              "BORROWER"

                               LSB INDUSTRIES, INC.


                               By: /s/ Tony M. Shelby
                                   _____________________________________
                                   Tony M. Shelby, Vice President


                              "LENDER"

                               BANKAMERICA BUSINESS CREDIT, INC.


                               By: /s/ Michael J. Jasaitis
                                   ____________________________________
                                   Michael J. Jasaitis
                                   Vice President

                   ACKNOWLEDGED AND AGREED TO:

     Each of the following "LSB Guarantor Subsidiaries" hereby acknowledges the execution of and consents to the terms and conditions of that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 1998 between LSB Industries, Inc., and BABC.


                            L&S AUTOMOTIVE PRODUCTS, CO.
                            INTERNATIONAL BEARINGS, INC.
                            LSB EXTRUSION CO.
                            ROTEX CORPORATION
                            TRIBONETICS CORPORATION
                            MOREY MACHINE TOOL MANUFACTURING
                               CORPORATION



                             By: /s/ Tony M. Shelby
                                 __________________________________
                                 Tony M. Shelby
                                 Vice President acting on behalf of
                                 each of the above.

                   CONSENTS AND REAFFIRMATIONS

     Each of the undersigned hereby acknowledges the execution of, and consents to, the terms and conditions of that certain Third
Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 1998, between LSB Industries, Inc. and BankAmerica
Business Credit, Inc. ("Creditor") and reaffirms its obligations under (i) that certain Continuing Guaranty with Security Agreement
(the "Guaranty") dated as of November 21, 1997, and (ii) that certain Cross-Collateralization and Cross-Guaranty Agreement (the
"Cross-Collateralization Agreement") dated as of November 21, 1997, each made by the undersigned in favor of the Creditor, and acknowledges and agrees that the Guaranty and the Cross-Collateralization Agreement remain in full force and effect and the Guaranty and the Cross-
Collateralization Agreement are hereby ratified and confirmed.

     Dated as of August 14, 1998.

                              LSB INDUSTRIES, INC.
                              L&S BEARING CO.
                              SUMMIT MACHINE TOOL MANUFACTURING
                                 CORP.
                              L&S AUTOMOTIVE PRODUCTS CO.
                              INTERNATIONAL BEARINGS, INC.
                              LSB EXTRUSION CO.
                              ROTEX CORPORATION
                              TRIBONETICS CORPORATION
                              MOREY MACHINERY MANUFACTURING
                                 CORPORATION


                              By: /s/ Tony M. Shelby
                                 _________________________________
                                 Tony M. Shelby, Vice President
                                 acting on behalf of each of the
                                 above